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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 26, 2007

                              ONCOLOGIX TECH, INC.
            ---------------------------------------------------------
           (Name of Small Business Issuer as Specified in Its Charter)

                                     0-15482
                             ----------------------
                            (Commission File Number)

             Nevada                                              86-1006416
 ------------------------------                               -----------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                    3725 Lawrenceville-Suwanee Rd., Suite B-4
                                Suwanee, GA 30024
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                    (Address of principal executive offices)

                                 (770) 831-8818
                            -------------------------
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01     Other Events.

         On November 26, 2007, the Company completed animal studies with rabbits that satisfied four of the six requirements believed to be necessary for IDE submission to the FDA with respect to the animal studies for the Oncosphere product. The remaining two objectives were not satisfied with the rabbit studies because the structure of the rabbit anatomy does not provide an adequate representation of human anatomy to evaluate the Oncosphere for the two remaining objectives. The blood vessels of the rabbit are too short and too close to the blood vessels of the intestine and stomach to prevent the microspheres from being injected into other vessels making it impossible to evaluate these final objectives. The Company intends to continue the studies with another animal whose anatomy more closely resembles human anatomy than the anatomy of the rabbit. The animal to be used will be selected after consultation experts and the FDA. The Company does not believe that this problem reflects adversely on the Oncosphere technology in any way but rather on the choice of animals for the studies.

         The four objectives that have been met are (i) evaluation of the functionality of the system, (ii) evaluation of the ability to deliver of the microspheres with fluoroscopy (x-ray), (iii) evaluation of the distribution of microspheres in the liver and other organs, (microsphere deposition patterns, cluster analyses, and location of implantation in liver tissue), and (iv) evaluation of the ability to image the microspheres post-delivery. Management believes that by fulfilling these four objectives, the Company has successfully demonstrated the capability of the Oncosphere to be delivered to the target area, to be imaged in the liver, and subsequently analyzed for post-planning purposes.

         The two remaining objectives are (a) evaluation of the bioavailability of free and/or bound Y-90 and In-111 (radiation) in the first 30 days in body fluids, and (b) evaluation of the effects of the microspheres and radiation on the liver, adjacent tissues, and possible target organs in the first 90 days. Studies to achieve those two objectives are now planned to be completed with a different animal with an anatomy of the liver vasculature (blood vessels) that more closely reflects the human anatomy than the rabbit, and with an open surgical procedure, not previously used, to ensure direct placement of the Oncosphere in the liver vasculature.

         These changes are expected to require an additional $1,200,000 in overall funding over amounts previously estimated and to extend the time for completion of the animal studies by approximately six months. This additional funding also includes the costs to allow European commercialization.


         Our ability to complete the animal studies, the application European qualification, or meet any other contingency, is dependent on our ability, which is uncertain, to raise additional funds from the proceeds of new loans or the sale of additional equity. As with any development stage medical device product, there can be no guarantee that even with sufficient funds the product design will be successful or that the FDA will ultimately provide approval for its clinical or commercial use.

         In addition to the above-described changes in the conduct of animal studies, we now intend to apply for ISO certification and CE Mark that, if granted, would permit commercialization of the Oncosphere in the European Union in 2008. European requirements for necessary approval differ from those in the United States and may be less expensive and time consuming.

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ITEM 9.01 Financial Statements and Exhibits

(a) Exhibits

Exhibit             Title

99                  Press release, issued by Oncologix Tech Inc. Dated November
                    26, 2007


         The information in this Report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: November 26, 2007                    ONCOLOGIX TECH INC.


                                            By:  /s/  Andrew M. Green
                                               --------------------------------
                                                      Andrew M. Green,
                                                      Chief Executive Officer
                                                      and President

                                            By:  /s/  Michael A. Kramarz
                                               --------------------------------
                                                      Michael A. Kramarz,
                                                      Chief Financial Officer